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    THE CONSULTING AGREEMENT effective as of the 21st day of February, 2000.

BETWEEN:     WWBROADCAST.NET  INC.
             Suite  2200,  Hong  Kong  Bank  of  Canada  Bldg.
             885  West  Georgia  Street
             Vancouver,  British  Columbia,  Canada
             V6C  3E8

             (the  "Corporation")           OF  THE  FIRST  PART


             INVESTOR  DIRECT  CONSULTING  GROUP  LTD.
             401  -  1008  Homer  Street
             Vancouver,  British  Columbia,  Canada
             V6B  6M2
             (the  "Consultant")          OF  THE  SECOND  PART

WHEREAS:

A. The Corporation wishes to initiate an investor relations program to assist the Corporation in communicating with its shareholders and to facilitate correspondence to brokers, analysts and the investment community.

B. The Consultant has advised the Corporation that it has expertise in undertaking investor relations for public companies and the Consultant is agreeable to providing investor relations services to the Corporation.

NOW THEREFOR THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, it is hereby agreed by and between the parties as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1 For the purpose of this Agreement, "Consulting Services" shall mean the investor relations services relating to the business, products and services of the Corporation to be provided by the Consultant, and in particular but without restricting the generality of the foregoing, arranging broker and analyst meetings, contacts, arranging attendance or representation of the Corporation at industry and analyst meetings and under the direction of the Corporation, mailings to brokers, analysts, and investment advisors, and in assisting in the preparation of various corporate and product related materials, the Consultant shall provide such materials to individuals upon request and the Corporation agrees to provide the Consultant with sufficient materials to fulfil these requests. The terms "subsidiaries", "associates"and "affiliated corporations" as used in this Agreement shall have the meanings ascribed thereto in the Company Act (British Columbia) and the Business Corporations Act (Ontario).

                                    ARTICLE 2
                   ENGAGEMENT OF THE CONSULTANT AND ITS DUTIES

2.1 The Corporation hereby engages the services of the Consultant and the Consultant hereby accepts the engagement of its services by the Corporation, subject to the terms and conditions hereinafter contained.

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2.2     The  Consultant shall provide the Consulting Services to the Corporation in such manner as the Corporation and the Consultant may reasonably agree, and shall devote such of its time as is necessary to properly render the Consulting Services to the Corporation, and all its effort, skills, attention and energies during that time to the performance of its duties as herein set forth. In addition to the foregoing, the Consultant will ensure that the services to be provided will be carried out by qualified and competent employees of the Consultant who are familiar with the Corporation's affairs, business and products, and who are acceptable to the Corporation.

2.3 The Corporation acknowledges that the Consultant has outside activities, duties and financial interests in which it is involved (the "Outside Activities") and has, or intends to have, a maximum of four clients (including the Corporation) on behalf of whom it provides Consulting Services and further, if the Consultant desires to expand beyond four clients it will advise the Corporation of such intention. It is understood by the parties that it is a condition of this Agreement that during the term of this Agreement the nature and scope of the Outside Activities and the number of clients for which the Consultant acts will not, in the opinion of the Corporation, impair the ability of the Consultant to fulfil its obligations to the Corporation in accordance with the terms of this Agreement.

2.4 In the performance of the Consulting Services, the Consultant will rely upon information received from the Corporation, and will so disclose this fact in all communications from the Consultant. The Corporation agrees to provide the Consultant with such information, financial records, documents and product information as may facilitate the performance of the Consulting Services by the Consultant. Further, the Consultant will receive the prior approval of the Corporation before publicly disseminating any materials, information, communications or publications concerning the Corporation.

2.5 In the event of any misstatements or misrepresentations in information as provided by the Corporation to the Consultant and as utilised by the Consultant in the performance of the Consulting Services that may result in liability to the Consultant, the Corporation agrees to indemnify and save the Consultant harmless with respect to any claim, suit, proceedings or judgement, whether regulatory or of a court of competent jurisdiction arising from any such mis-statements or mis-representations in information as provided by the Corporation to the Consultant in furtherance of this Agreement.

2.6 The Consultant agrees that it will perform the Consulting Services in good faith and in accordance with all applicable laws of those jurisdictions under which the Corporation must comply.

2.7 The Consultant agrees to indemnify and save the Corporation harmless with respect to any claim, suit, proceedings or judgement, whether regulatory or of a court of competent jurisdiction arising from any breach of the Agreement by the Consultant.

2.8 The term of this Agreement shall commence on February 21, 2000 for a period of one (1) year and shall terminate on February 20, 2001, providing that the indemnities conferred herein at sections 2.5 and 2.7 will survive the termination of this Agreement.

2.9 Notwithstanding Section 2.8 either party may terminate this Agreement by providing the other party with at least one (1) month's written.

2.10 The Consultant shall at all times be an independent contractor and not the servant or agent of the Corporation. No partnership, joint venture or agency will be created or will be deemed to be created by this Agreement or by any action of the parties under this Agreement. The Consultant is not an agent, servant or employee of the Corporation. The Consultant shall be an independent contractor with control over the manner and means of its performance. Neither the Consultant nor its employees or agents shall be entitled to rights or privileges applicable to employees of the Corporation, including, but not limited to, liability insurance, group insurance, pension plans, holiday paid vacation and other benefit plans which may be available from time to time between the Corporation and its employees.

                                    ARTICLE 3
                                  COMPENSATION

3.1 The Corporation agrees to pay the Consultant, in consideration of the provision by the Consultant of the Consulting Services to the Corporation, the sum of $ 5,000 per month payable on the first day of each month.

3.2 The Consulting fee shall be due and payable on the first of the month that those services are to be provided, for the duration of the term of this Agreement.

3.3 The Corporation agrees to reimburse the Consultant for all reasonable disbursements including travel and accommodation expenses, printing and mailing costs, long distance charges, and all other out-of-pocket expenses incurred by the Consultant in performance of its obligations pursuant to this Agreement, provided that the Consultant will not incur any single expenditure that exceeds $500 without obtaining the prior written consent of the Corporation. The
Consultant agrees to provide the Corporation with original receipts for disbursements and expenses incurred where procurable.

3.4 The Corporation agrees to provide the Consultant reasonable access to the Corporation's legal counsel, with prior written approval and at no cost to the Consultant for issues relating to investor relations and public relations.

                                    ARTICLE 4
                                 CONFIDENTIALITY

4.1 The Consultant will not, directly or indirectly, use, disseminate, disclose, communicate, divulge, reveal, publish, use for its own benefit, copy, make notes of, input into a computer database or preserve in any way any confidential information relating to the Corporation or its subsidiaries, associates or affiliated corporation whether during the term of this Agreement or thereafter, unless it first received written permission to do so from an authorized officer of the Corporation.

4.2 For the purpose of this Agreement, "confidential information" is information disclosed to or acquired by the Consultant relating to the business of the Corporation, or its subsidiaries, associates or affiliated corporations, their projects or the personal affairs of their directors, officers and shareholders, including information developed or gathered by the Consultant which has not been approved by the Corporation for public dissemination. Confidential information does not include information in the public domain, information released from the provisions of this Agreement by written authorisation of an authorized officer of the Corporation, information which is part of the general skill and knowledge of the Consultant and does not relate specifically to the business of the Corporation, and information which is authorized by the Corporation to be disclosed in the ordinary course or is required by law or applicable regulatory policy to be disclosed.

                                    ARTICLE 5
                                  MISCELLANEOUS

5.1 Any notice required or permitted to be given hereunder shall be given by hand delivery, facsimile transmission or by registered mail, postage prepaid, addressed to the parties at their respective addresses as previously set forth and any such notices given by hand delivery or by facsimile transmission shall be deemed to have been received on the date of delivery or transmission and if given by prepaid registered mail, shall be deemed to have been received on the third business day immediately following the mailing. The parties shall be entitled to give notice of changes of addresses from time to time in the manner hereinbefore provided for the giving of notice.

5.2     Time  shall  be  the  essence  of  this  Agreement.

5.3 The provisions of this Agreement shall enure to the benefit of and be binding upon the Corporation and its successors and assigns. This Agreement shall not be assignable by the Consultant.

5.4 Prior written approval will be obtained by the Consultant for all material to be reproduced, distributed, mailed, faxed or otherwise disseminated either directly or indirectly, such approvals to be granted by an authorized officer of the Corporation.

5.5 This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto in connection with the subject matter hereof. Not supplement, modification, waiver or termination of this Agreement shall be binding, unless executed in writing by the parties to be bound thereby.

5.6 The Corporation will be required to disclose the existence of this Agreement in its public documents, news releases and the two parties will agree to the specifics of content prior to any release and further, the parties acknowledge and agree that this Agreement is subject to the Corporation receiving applicable regulatory approval.

IN  WTNESS  WHEREOF  this  Agreement  has  been  executed  by  the  parties.

WWBROADCAST.NET  INC.


Per:
     Authorized  Signatory



INVESTOR  DIRECT  CONSULTING  GROUP  LTD.


Per:
     Authorized  Signatory